UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

BridgeBio Pharma, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that QED Therapeutics, Inc. (“QED”), a subsidiary of the Company, received a notice from Helsinn Healthcare S.A. (“Helsinn”) with respect to that certain Amended and Restated License & Collaboration Agreement, dated February 28, 2022, as amended on March 21, 2022, by and among QED, Helsinn and, for the limited purposes set forth therein, Helsinn Therapeutics (U.S.), Inc. (the “Agreement”), concerning the commercialization of infigratinib in oncology indications worldwide, excluding China, Hong Kong and Macau. Helsinn communicated its intent to terminate the Agreement pursuant to its terms, citing commercial considerations. The Company and QED continue to pursue development of infigratinib as a potential treatment of non-oncology indications, such as in achondroplasia worldwide, excluding China, Hong Kong and Macau.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: September 23, 2022	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer